UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2023

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 1, 2023, Bank of Marin Bancorp (Nasdaq: BMRC) and its wholly owned subsidiary, Bank of Marin, announced the appointment of David Bloom as Head of Commercial Banking and Nikki Sloan as the Head of Growth & Strategy, a newly created role at the Bank, both effective July 31, 2023.

Bloom, who joined the Bank on July 31, will be responsible for the direction, vision, growth, and performance of the Bank’s Commercial Banking division, including its eight regional offices located throughout northern California and its specialty wine business. He previously served as senior managing director of business banking in northern California and the Pacific Northwest at First Republic Bank.

Sloan, who joined the Bank in 2021 and was most recently serving as the Head of Commercial Banking, will lead the Bank’s day-to-day execution of its strategic plan, including amplifying growth and enhancing capabilities in key, selected divisions. As part of these changes, she will oversee the Bank’s Wealth Management, Marketing, and Project Management functions to support this focus. Before joining Bank of Marin, Sloan served as a commercial banking leader and chief operating officer of commercial credit in San Francisco.

The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 1, 2023	BANK OF MARIN BANCORP
		By:	/s/ David A. Merck
David A. Merck
FVP, Controller and Principal
Accounting Officer